Exhibit 99.1

HCI Group Reports Second Quarter 2019 Results

Gross written premiums more than double quarter over quarter at TypTap

Tampa, Fla. – August 6, 2019 – HCI Group, Inc. (NYSE:HCI), an InsurTech insurance company with operations in insurance and software development as well as real estate, reported results for the three and six months ended June 30, 2019.

Second Quarter 2019 - Financial Results

Net income for the second quarter of 2019 totaled $7.6 million or $0.90 diluted earnings per share compared with $6.4 million or $0.92 diluted earnings per share in the second quarter of 2018. Adjusted net income (a non-GAAP measure which excludes net unrealized gains or losses on equity securities) for the quarter was $6.6 million or $0.81 diluted earnings per share compared with $7.6 million or $1.01 diluted earnings per share in the second quarter of 2018. The company has included in this press release an explanation of adjusted net income as well as a reconciliation to GAAP net income and earnings per share calculated in accordance with generally accepted accounting principles (known as “GAAP”).

Consolidated gross written premiums of $133.4 million for the second quarter of 2019 were up 0.8% from $132.4 million in the second quarter of 2018, reflecting the rapid growth of TypTap Insurance Company, HCI’s technology-driven insurance subsidiary. At TypTap, gross written premiums grew to $14 million in the second quarter compared with $6.1 in the first quarter of 2019.

Consolidated gross premiums earned of $83.3 million for the second quarter of 2019 were down 3.0% from $85.9 million in the second quarter of 2018.

Losses and loss adjustment expenses were $24.3 million compared with $21.8 million in the same period in 2018. The increase was primarily due to the strengthening of loss reserves.

Interest expense was $2.9 million compared to $4.5 million in the same period in 2018. The decrease was primarily due to the repayment of the 3.875% Convertible Senior Notes in March 2019.

Second Quarter 2019 - Financial Ratios

The loss ratio (defined as losses and loss adjustment expenses related to net premiums earned) for the second quarter of 2019 was 46.7% compared with 41.2% for the second quarter of 2018.

The expense ratio (defined as underwriting expenses, general and administrative personnel expenses, interest and other operating expenses related to net premiums earned) was 46.2% compared with 48.1% in the same period in 2018. The reduction was primarily attributable to the decrease in interest expense.

The combined ratio (total of all expenses in relation to net premiums earned) is the measure of overall underwriting profitability before other income. The combined ratio for the second quarter of 2019 was 92.9% compared with 89.3% in the same prior year period.

Six Months Ended June 30, 2019 - Financial Results

Net income for the six months ended June 30, 2019 totaled $14.3 million or $1.72 diluted earnings per share compared with $17.2 million or $2.03 diluted earnings per share for the six months ended June 30, 2018. The decrease was primarily attributable to an increase in losses and loss adjustment expenses of $9.8 million and a decrease in net premiums earned of $3.3 million, offset by an increase in net realized and unrealized investment gains of $5.4 million and a reduction in income tax expense of $3.8 million. Adjusted net income (a non-GAAP measure which excludes unrealized gains or losses on equity securities) for the six-month period was $9.4 million or $1.15 diluted earnings per share compared with $20.3 million or $2.27 diluted earnings per share in the same period of 2018. An explanation of this non-GAAP financial measure and reconciliations to the applicable GAAP numbers accompany this press release.

Consolidated gross written premiums for the six months declined 0.7% to $201.1 million in 2019 from $202.5 million in 2018.

Gross premiums earned decreased to $165.9 million from $171.7 million in the same period in 2018. The decrease was primarily attributable to policy attrition.

Premiums ceded were $62.7 million or 37.8% of gross premiums earned compared with $65.2 million or 38.0% of gross premiums earned during the same period in 2018.

Net premiums earned decreased to $103.2 million from $106.5 million for the six months ended June 30, 2018.

Losses and loss adjustment expenses for the six months ended June 30, 2019 and 2018 were $51.3 million and $41.5 million, respectively. The increase in 2019 was primarily attributable to approximately $5.3 million of losses related to a severe hail storm in March 2019 and the strengthening of loss reserves.

Interest expense was $7.2 million compared with $9.0 million in the same six-month period in 2018. The decrease primarily resulted from the repayment of the 3.875% Convertible Senior Notes in March 2019.

Income tax expense was $5.3 million compared with $9.1 million for the same six-month period in 2018. The decrease was primarily due to the derecognition of deferred tax assets and the disallowance of the deductibility of dividends reclassified to expense from retained income, which occurred in the second quarter of 2018.

Book value per share, defined as shareholders’ equity divided by common shares outstanding at the end of the period, was $23.16 at June 30, 2019 compared with $21.71 at December 31, 2018.

Six Months Ended June 30, 2019 - Financial Ratios

The loss ratio (defined as losses and loss adjustment expenses related to net premiums earned) for the six months ended June 30, 2019 was 49.7% compared with 38.9% for the six months ended June 30, 2018.

The expense ratio (defined as underwriting expenses, general and administrative personnel expenses, interest and other operating expenses related to net premiums earned) was 46.9% compared with 45.8% in the same period in 2018. The increase is primarily due to a reduction in net premiums earned.

The combined ratio (total of all expenses in relation to net premiums earned) is the measure of overall underwriting profitability before other income. The combined ratio for the six months ended June 30, 2019 was 96.6% compared with 84.7% in the same prior year period.

The combined ratio measured to gross premiums earned was 60.1% compared with 52.6% in the same period in 2018.

Management Commentary

“We remain encouraged by the accelerating growth of TypTap, our technology-driven insurance subsidiary,” said Paresh Patel, HCI Group’s chairman and chief executive officer. “The growth at TypTap is organic and profitable. The second quarter reflects the continuing transition of our core insurance business to an InsurTech insurance operation.”

Conference Call

HCI Group will hold a conference call later today, August 6, 2019, to discuss these financial results. Chairman and Chief Executive Officer Paresh Patel and Chief Financial Officer Mark Harmsworth will host the call starting at 4:45 p.m. Eastern time. A question and answer session will follow management’s presentation.

Interested parties can listen to the live presentation by dialing the listen-only number below or by clicking the webcast link available on the Investor Information section of the company’s website at www.hcigroup.com.

Listen-only toll-free number: (877) 407-8033

Listen-only international number: (201) 689-8033

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

A replay of the call will be available by telephone after 8:00 p.m. Eastern time on the same day as the call and via the Investor Information section of the HCI Group website at www.hcigroup.com through September 6, 2019.

Toll-free replay number: (877) 481-4010

International replay number: (919) 882-2331

Replay ID: 49829

About HCI Group, Inc.

HCI Group, Inc. is primarily an InsurTech insurance company with operations in insurance and software development as well as real estate. HCI’s leading insurance operation, TypTap Insurance Company, is a rapidly growing, technology-driven insurance company, which provides homeowners’ insurance and flood insurance primarily in Florida. TypTap’s operations are powered in large part by insurance-related information technology developed by HCI’s software subsidiary, Exzeo USA, Inc. HCI’s largest subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc., provides homeowners’ insurance primarily in Florida. HCI’s real estate subsidiary, Greenleaf Capital, LLC, owns and operates multiple properties in Florida, including office buildings, retail centers and marinas.

The company’s common shares trade on the New York Stock Exchange under the ticker symbol “HCI” and are included in the Russell 2000 and S&P SmallCap 600 Index. HCI Group, Inc. regularly publishes financial and other information in the Investor Information section of the company’s website. For more information about HCI Group and its subsidiaries, visit www.hcigroup.com.

Forward-Looking Statements

This news release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “confident,” “prospects” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to various risks and uncertainties. For example, the estimation of reserves for losses and loss adjustment expenses is an inherently imprecise process involving many assumptions and considerable management judgment. Some of these risks and uncertainties are identified in the company’s filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company’s business, financial condition and results of operations. HCI Group, Inc. disclaims all obligations to update any forward-looking statements.

Company Contact:

Kevin Mitchell, Senior Vice President of Investor Relations

HCI Group, Inc.

Tel (813) 405-3603

kmitchell@hcigroup.com

Investor Relations Contact:

Matt Glover or Najim Mostamand, CFA

Gateway Investor Relations

Tel (949) 574-3860

HCI@gatewayir.com

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HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollar amounts in thousands)

	At June 30, 2019	At December 31, 2018
	(Unaudited)
Assets
Fixed-maturity securities, available for sale, at fair value (amortized cost: $207,563 and $184,670, respectively)	$209,914	$182,723
Equity securities, at fair value (cost: $27,770 and $45,671, respectively)	29,861	41,143
Short-term investments, at fair value	508	66,479
Limited partnership investments, at equity	30,790	32,293
Investment in unconsolidated joint venture, at equity	791	845
Assets held for sale	10,025	9,810
Real estate investments	63,228	54,490

Total investments	345,117	387,783

Cash and cash equivalents	217,153	239,458
Restricted cash	700	700
Accrued interest and dividends receivable	1,682	1,792
Income taxes receivable	1,511	971
Premiums receivable	26,398	16,667
Prepaid reinsurance premiums	29,543	17,932
Reinsurance recoverable:
Paid losses and loss adjustment expenses	19,183	11,151
Unpaid losses and loss adjustment expenses	58,897	112,760
Deferred policy acquisition costs	20,851	16,507
Property and equipment, net	13,873	13,338
Intangible assets, net	4,498	4,800
Other assets	12,734	9,004

Total assets	$752,140	$832,863

Liabilities and Stockholders’ Equity
Losses and loss adjustment expenses	$154,242	$207,586
Unearned premiums	193,426	157,729
Advance premiums	13,652	6,192
Assumed reinsurance balances payable	—	14
Accrued expenses	11,099	6,483
Deferred income taxes, net	2,750	1,068
Revolving credit facility	9,500	—
Long-term debt	162,293	250,150
Other liabilities	18,684	22,200

Total liabilities	565,646	651,422

Stockholders’ equity:
7% Series A cumulative convertible preferred stock (no par value, 1,500,000 shares authorized, no shares issued and outstanding)	—	—
Series B junior participating preferred stock (no par value, 400,000 shares authorized, no shares issued or outstanding)	—	—
Preferred stock (no par value, 18,100,000 shares authorized, no shares issued or outstanding)	—	—
Common stock, (no par value, 40,000,000 shares authorized, 8,053,573 and 8,356,730 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively)	—	—
Additional paid-in capital	—	—
Retained income	184,739	182,894
Accumulated other comprehensive (loss) income, net of taxes	1,755	(1,453)

Total stockholders’ equity	186,494	181,441

Total liabilities and stockholders’ equity	$752,140	$832,863

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(Dollar amounts in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue

Gross premiums earned	$83,315	$85,919	165,912	$171,691
Premiums ceded	(31,317)	(32,954)	(62,730)	(65,204)

Net premiums earned	51,998	52,965	103,182	106,487

Net investment income	4,226	3,399	7,504	6,617
Net realized investment (losses) gains	(133)	2,662	(505)	4,894
Net unrealized investment gains (losses)	1,326	(1,557)	6,619	(4,157)
Net other-than-temporary impairment losses	—	(40)	—	(80)
Policy fee income	800	855	1,595	1,720
Other	413	529	869	1,071

Total revenue	58,630	58,813	119,264	116,552

Expenses

Losses and loss adjustment expenses	24,293	21,803	51,289	41,458
Policy acquisition and other underwriting expenses	10,077	9,959	19,750	19,319
General and administrative personnel expenses	7,998	7,840	15,362	14,123
Interest expense	2,884	4,505	7,221	8,975
Other operating expenses	3,063	3,186	6,044	6,353

Total expenses	48,315	47,293	99,666	90,228

Income before income taxes	10,315	11,520	19,598	26,324

Income tax expense	2,762	5,117	5,307	9,130

Net income	$7,553	$6,403	14,291	$17,194

Basic earnings per share	$0.93	$0.96	1.75	$2.21

Diluted earnings per share	$0.90	$0.92	1.72	$2.03

Dividends per share	$0.40	$0.375	0.80	$0.725

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of basic and diluted income per common share calculated in accordance with GAAP is presented below.

GAAP	Three Months Ended June 30, 2019			Six Months Ended June 30, 2019
	Income (Numerator)	Shares (Denominator)	Per Share Amount	Income (Numerator)	Shares (Denominator)	Per Share Amount
Net income	$7,553			$14,291
Less: Loss attributable to participating securities	(405)			(821)

Basic Earnings Per Share:
Income allocated to common stockholders	7,148	7,666	$0.93	13,470	7,701	$1.75

Effect of Dilutive Securities:
Stock options	—	15		—	16
Convertible senior notes	1,871	2,346		4,868	2,947

Diluted Earnings Per Share:
Income available to common stockholders and assumed conversions	$9,019	10,027	$0.90	$18,338	10,664	$1.72

Non-GAAP Financial Measures

Adjusted net income is a non-GAAP financial measure that removes from net income the effect of unrealized gains or losses on equity securities required to be included in results of operations in accordance with Accounting Standards Codification 321. HCI Group believes net income without the effect of volatility in equity prices more accurately depicts operating results. This financial measurement is not recognized in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and should not be viewed as an alternative to GAAP measures of performance. A reconciliation of GAAP Net income to non-GAAP Adjusted net income and GAAP diluted earnings per share to non-GAAP Adjusted diluted earnings per share is provided below.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

	Three Months Ended June 30, 2019		Six Months Ended June 30, 2019
GAAP Net income		$7,553		$14,291
Net unrealized investment (gains) losses	$(1,326)		$(6,619)
Less: Tax effect at 25.345%	$336		$1,678

Net adjustment to Net income		$(990)		$(4,941)

Non-GAAP Adjusted Net income		$6,563		$9,350

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of the basic and diluted income per common share calculated with the non-GAAP financial measure Adjusted net income is presented below.

Non-GAAP	Three Months Ended June 30, 2019			Six Months Ended June 30, 2019
	Income (Numerator)	Shares (Denominator)	Per Share Amount	Income (Numerator)	Shares (Denominator)	Per Share Amount
Adjusted net income (non-GAAP)	$6,563			$9,350
Less: Income attributable to participating securities	(344)			(477)

Basic Earnings Per Share before unrealized gains/losses on equity securities:
Income allocated to common stockholders	6,219	7,666	$0.81	8,873	7,701	$1.15

Effect of Dilutive Securities:
Stock options	—	15		—	16
Convertible senior notes*	1,871	2,346		—	—

Diluted Earnings Per Share before unrealized gains/losses on equity securities:
Income available to common stockholders and assumed conversions	$8,090	10,027	$0.81	$8,873	7,717	$1.15

*	For the six months ended June 30, 2019, convertible senior notes were excluded due to anti-dilutive effect.

Reconciliation of GAAP Diluted EPS to non-GAAP Adjusted Diluted EPS

	Three Months Ended June 30, 2019		Six Months Ended June 30, 2019
GAAP diluted Earnings Per Share		$0.90		$1.72
Net unrealized investment (gains) losses	$(0.13)		$(0.62)
Less: Tax effect at 25.345%	$0.04		$0.05

Net adjustment to GAAP diluted EPS		$(0.09)		$(0.57)

Non-GAAP Adjusted diluted EPS		$0.81		$1.15